                                                                               .
                                                                               .
                                                                               .
                     SURETY $3,000,000 EXCESS OF $12,000,000
                      EXCESS OF LOSS REINSURANCE AGREEMENT

                                                                  ARTICLE   PAGE
                                                                  -------   ----
BUSINESS COVERED                                                        I     2
TERM                                                                   II     3
TERRITORY                                                             III     3
EXCLUSIONS                                                             IV     3
DEFINITIONS                                                             V     7
RETENTION AND LIMIT                                                    VI    10
REINSTATEMENTS                                                        VII    10
NET RETAINED LINES                                                   VIII    11
PREMIUM                                                               VIX    11
OTHER REINSURANCE                                                       X    11
EXTRA CONTRACTUAL OBLIGATIONS                                          XI    11
LOSS NOTICES AND SETTLEMENTS                                          XII    13
OFFSET                                                               XIII    13
SALVAGE AND SUBROGATION                                               XIV    13
WARRANTIES                                                             XV    14
DELAYS, ERRORS, OR OMISSIONS                                          XVI    16
ENTIRE AGREEMENT AND MODIFICATION                                    XVII    16
ACCESS TO RECORDS                                                   XVIII    16
CONFIDENTIALITY                                                       XIX    17
INSOLVENCY                                                             XX    17
ARBITRATION                                                           XXI    18
TAXES                                                                XXII    19
FEDERAL EXCISE TAX                                                  XXIII    19
CURRENCY                                                             XXIV    19
AGENCY                                                                XXV    20
NOTICES                                                              XXVI    20
CHOICE OF LAW                                                       XXVII    20
SPECIAL PROVISION                                                  XXVIII    20
SIGNATURE PAGE                                                               21


Effective: 10/1/03

                     SURETY $3,000,000 EXCESS OF $12,000,000
                      EXCESS OF LOSS REINSURANCE AGREEMENT

     THIS AGREEMENT is made and entered into by and between WESTERN SURETY COMPANY, SURETY BONDING COMPANY OF AMERICA, UNIVERSAL SURETY OF AMERICA (collectively referred to as the "Company") of the one part and CONTIENTAL CASUALTY COMPANY (hereafter referred to as the "Reinsurer") of the other part.

     WITNESSETH:

     That in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinbelow set forth, the parties hereto agree as follows:

                                    ARTICLE I

BUSINESS COVERED

     This Agreement is to indemnify the Company in respect of the net excess liability, as hereinafter provided and specified, which may accrue to the Company as a result of loss or losses discovered during the term of this Agreement under any and all bonds heretofore or hereinafter issued or entered into by or on behalf of the Company and classified by the Company as:

          ALL CONTRACT SURETY BUSINESS AND COMMERCIAL SURETY BUSINESS WRITTEN BY THE COMPANY AND BUSINESS ASSUMED BY WESTERN SURETY COMPANY OR UNIVERSAL SURETY OF AMERICA FROM CONTINENTAL CASUALTY COMPANY, NATIONAL FIRE INSURANCE COMPANY OF HARTFORD, AMERICAN CASUALTY COMPANY OF READING, PENNSYLVANIA, CONTINENTAL INSURANCE COMPANY AND ITS AFFILIATES (ALL OF WHICH ARE HEREINAFTER REFERRED TO AS "CNA SURETY CORPORATION AND BUSINESS ASSUMED FROM CNA") EXCEPT ALL BUSINESS UNDERWRITTEN IN SIOUX FALLS, SOUTH DAKOTA AND IN THE COMPANY'S SMALL & SPECIALTY CONTRACT OFFICES BY WESTERN SURETY COMPANY, UNIVERSAL SURETY OF AMERICA AND SURETY BONDING COMPANY OF AMERICA WHICH SHALL BE EXCLUDED FROM COVERAGE HEREUNDER.

     All reinsurance for which the Reinsurer will be obligated by virtue of this Agreement will be subject to the same terms, conditions, interpretations, waivers, modifications, and alterations as the respective bonds of the Company to which this Agreement applies. This Agreement is solely between the Company and the Reinsurer. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party; however, if the Company becomes insolvent, the liability of the


Effective: 10/1/03

Reinsurer shall be modified to the extent set forth in the Insolvency Article. In no instance shall any principal, indemnitor, or obligee of the Company or any claimant against a principal, indemnitor, or obligee of the Company have any rights under this Agreement.

                                   ARTICLE II

TERM

     This Agreement shall apply to losses discovered during the 15-month term from October 1, 2003 through December 31, 2004, both days inclusive. At the option of either the Company or the Reinsurer, this Agreement may be cancelled at anytime during its term, by either party hereto providing the other party with 60 calendar days prior written notice of its intention to cancel this Agreement.

     Notwithstanding the expiration of this Agreement as hereinabove provided, its provisions shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder shall be fully performed and discharged.

                                   ARTICLE III

TERRITORY

     This Agreement shall be worldwide in geographical scope as per original bonds.

                                   ARTICLE IV

EXCLUSIONS

     This Agreement does not cover:

     A. Business accepted by the Company as reinsurance from other insurance companies or associations; however, this exclusion shall not apply to CNA Surety Corporation and business assumed from CNA.

     B. Any loss or liability accruing to the Company directly or indirectly from any business written by or through any pool or association including pools or associations under which membership by the Company is required under any statutes or regulations.

     C. All liability of the Company arising by agreement, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. "Insolvency Fund" includes any


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Page 3 of 22

          Guaranty Fund, Insolvency Fund, Plan, Pool, Association, Fund, or other arrangement, howsoever denominated, established or governed, which provides for any assessment of, or payment, or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors, or assigns which has been declared by any competent authority to be insolvent or which otherwise is deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

     D. Co-surety bonds not controlled in their entirety by the Company ("not controlled in their entirety" means the Company does not have a contractual agreement with the producing agent and has not received the premium from or paid a commission to the producing agent on the bond(s) in question, or co-surety bonds on which the Company has accepted liability as an accommodation to the lead co-surety in lieu of the Company exercising its customary due diligence in reliance upon its established underwriting standard as evidenced by its case file).

     E. Bank Depository Bonds that exceed $25,000,000 in the aggregate during the 12-month calendar year (being January 1 through December 31) of this Agreement, as respects each insured Commercial Bank or each insured chartered Savings Bank having minimum assets of at least $100,000,000. The $25,000,000 limit shall include either a single bond in the amount of $25,000,000 (that has been written with a special acceptance) written in favor of one depositor or multiple bonds issued to the same bank amounting to $25,000,000, in the aggregate, written in favor of multiple depositors.

     F. Bonds classified by the Surety Association of America as class codes 580, 581 or 597 and the following bonds associated with or guaranteeing:

          1.   Bonds associated with commercial investment and loan guarantees.

          2.   Guarantees of corporate debt.

          3.   Note guarantee bonds.

          4.   Net asset value/money market bonds.

          5.   Refundment guarantees.

          6.   Guarantees of principal and interest.

          7.   Municipal bonds.

          8.   Mortgage deficiency bonds.


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Page 4 of 22

          9.   Any fluctuation in financial markets or commodity prices.

          10.  Inaccuracy of any currency valuations.

          11. Overpayments of any financial obligations for any reasons including, but not limited to accounts receivable coverage.

          12.  Golden parachute coverage.

          13.  Guarantees of bank letters of credit.

          14.  Guarantees of mortgage backed securities.

          15.  Film guarantees.

          16.  Student loans.

          17.  Weather-related insurance.

          18. Structured financial transactions originating or residing in the debt or capital markets.

          19. Collateralized loan obligations (CLO) and/or collateralized bond obligations (CBO) collectively known as collateralized debt obligations, including but not limited to conventional CLO's, synthetic CLO's and/or balance sheet CLO's.

          20. Instruments designed to guarantee funded credit transactions, including, but not limited to contingent capital products, contingent liquidity products and/or contingent equity products which raise capital by selling securities or provide event liquidity subject to certain conditions being met.

          21. Instruments designed to guarantee credit wraps, transactions that provide credit substitution and/or credit enhancement of loans, underlying asset backed securities, municipal bonds that directly enhance the credit risk of debt securities to investors.

          22. Instruments designated as bonds that guarantee the performance of assets that are securitized into marketable securities for sale to investors.

     G.   Bail Bonds.

     H. Business written under the Small Business Administration's Surety Bond Guarantee Program.


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Page 5 of 22

     I. Advance Payment Bonds except those that cover partial payments not to exceed 25% of Construction or Supply Bonds.

     J. Bonds commonly known as Completion Bonds, that involve an undertaking by the surety to a lender to a construction project to the effect that the project shall be completed, free of liens, whether or not the owner or user of the project performs its obligations to the contractor; provided, however, that any such bonds which are dual obligee bonds wherein a so-called "Savings clause" (i.e., a provision to the effect that the lender as beneficiary of the bond is not entitled to indemnity there under if the owner or user of the project has not performed its obligations to the contractor) is utilized will not by reason of this exclusion be excluded from coverage hereunder.

     K. Closure and Post Closure Bonds and bonds covering superfund hazardous waste removal which are written with an effective date on or after January 1, 2002.

     L. Qualifying Bonds of insurance companies with a rating of less than AAA (S & P) and/or A+ (A.M. Best), which are written with an effective date on or after January 1, 2002.

     M.   Lease Bonds with a term exceeding 5 years or with covenants to build.

     N.   Bonds written at the request of the Company's bond claim department.

     O. Bonds guaranteeing payment of settlements to third party administrators.

     P. Losses arising from a principal where the Company has received notice of claim for said principal prior to the inception of this Agreement.

     Q.   SEC liability bonds.

     R. Reclamation bonds (except for aggregate sand and gravel pits and strip coal mining where such obligations are incidental to the principal's overall obligations) which are written with an effective date on or after January 1, 2002.

     S. Surety bonds issued or written where principal is owned by, affiliated with, or a subsidiary of either the Company or CNA Financial Corporation.

     T. Black lung or United Mine Workers of America bonds that are written with an effective date on or after January 1, 2002.


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Page 6 of 22

     U. Surety bonds covering contracts with expected durations in excess of five years at contract inception, exclusive of construction warranties or change orders.

     V.   Ship building.

     W.   Excess FDIC.

     X. Surety loss attributable to a certified act of terrorism as defined by the Federal Terrorism Risk Insurance Act of 2002.

     Y.   Excess SIPC bonds.

     The Company may submit in writing to the Reinsurer for special acceptance hereunder business not covered by this Agreement. If said business is accepted by the Reinsurer it shall be subject to the terms of this Agreement, except as such terms are modified by such acceptance. Any loss occurring on an excluded bond shall be ignored in determining the Company's ultimate net loss for the purposes of this Agreement.

                                    ARTICLE V
DEFINITIONS

     The following definitions shall apply to this Agreement:

     A.   "Aggregate bonded work program" shall mean the following:

          1. As respects principals for which the Company provides contract bonds primarily in connection with construction contracts, the greater of: (a) the aggregate line of authority issued by the Company for bonded construction contracts or supply contracts issued, or (b) the uncompleted portion of bonded construction contracts or supply contracts, including the principal's share of joint ventures, outstanding bid bonds where the contract shall be bonded, and excluding cost-plus contracts not subject to guaranteed maximum prices, at the time a bond is executed.

          2. As respects principals for which the Company provides contract bonds either primarily in connection with contracts for machinery made to a special order and which bonds are classified as Class A or Class A-1 in the Contract section of the Surety Association of America manual, or in connection with contracts for the supply of goods or services, the greater of: (a) the aggregate line of authority issued by the Company and outstanding at the time a bond is executed, or (b) the aggregate of bond penalties for all bonds, including bid bonds, known to the Company as outstanding at the time a bond is executed.


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
          3. As respects contract principals with incidental Commercial Surety exposure, the aggregate bonded work program shall be the greater of: (a) the aggregate line of authority issued by the Company for bonded construction contracts or supply contracts issued, or (b) the uncompleted portion of bonded construction contracts or supply contracts, including the principal's share of joint ventures, outstanding bid bonds where the contract will be bonded, and excluding cost-plus contracts not subject to guaranteed maximum prices, at the time a bond is executed plus the aggregate of bond penalties for all non-contract bonds, known to the Company as outstanding at the time a bond is executed.

     B. "Bond" shall mean any bond, undertaking, guarantee, indemnity, binder, or other obligation, including riders and endorsements and letters and agreements in connection therewith, at any time issued, assumed or accepted by the Company and classified by the Company as Surety business at the effective date of such business.

     C. "Bonded aggregate liability" as respects International Business shall mean the sum of:

          1. for performance and/or payment bonds with limits greater than 50% of the contract price, the uncompleted portion of bonded construction contracts including the principal's share of joint ventures bonded by the Company, outstanding bids approved by the Company and the Company's portion of the contract being bonded, excluding bonded cost-plus contracts not subject to guaranteed maximum prices, plus:

          2. the outstanding penal sum of low penalty bonds (bond with limits below 50% of the contract price) and all other bonds (including those on supply/furnish and install contracts) bonded by the Company at the time a bond is executed.

     D. "Contract Surety business" shall mean principals for which the Company provides contract bonds primarily in connection with construction contract(s) and/or primarily in connection with contracts for machinery made to a special order and which bonds are classified as Class A or Class A-1 in the Contract section of the Surety Association of America manual, and/or in connection with contracts for the supply of goods or services. Contract Surety business may contain incidental Commercial Surety exposure. "Incidental Commercial Surety exposure" is defined as 12.5% of the overall bonded exposure up to a maximum of $25,000,000 related to bonds that are classified in the Non-Contract section of the Surety Association of America manual.

     E. "Gross net written premium income" shall mean the gross written premium accounted for by the Company under all surety business


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Page 8 of 22
          reinsured hereunder during the term of this Agreement, less deductions for return premiums and cancellations, and less premiums, if any, paid by the Company for facultative reinsurances or treaty reinsurances, recoveries from which would inure to the benefit of the Reinsurers hereon.

     F.   "Loss discovered" shall mean the following:

          The Company shall have discovered a loss when the Company has incurred a loss of $5,000,000 or more for each principal through the establishment of a reserve, payment of loss or allocated expenses, assumption of a liability to prevent a default, or a combination thereof. Any loss discovered under the Company's previous Surety Excess of Loss Reinsurance Agreement or its 24-month extended discovery period cannot also be a discovered loss subject to the terms and conditions of this Agreement. Likewise, the principal, IT Group, being a known loss, cannot be discovered under this Agreement.

     G. "Principal" shall mean one or more firms or corporations under the same management or control, or one or more persons or entities for whom bonds were executed in reliance upon the indemnity of the same person, firm or corporation, or in reliance upon the indemnity of a related group of persons, firms or corporations.

     H.   "Total industry-wide aggregate work program" shall mean the following:

          1. As respects principals for which the Company provides contract bonds primarily in connection with construction contracts either as sole surety or as part of a co-surety/shared account arrangement, the greater of: (a) the total aggregate line of authority issued by the Company in addition to all participating co-sureties/shared account arrangements for bonded and unbonded construction contracts or supply contracts issued, or (b) the total uncompleted portion of bonded and unbonded construction contracts or supply contracts of all the participating co-sureties or sureties in a sharing arrangement, including the principal's share of joint ventures, outstanding bids and the contract being bonded and excluding cost-plus contracts not subject to guaranteed maximum prices, at the time a bond is executed.

          2. As respects principals for which the Company provides contract bonds either primarily in connection with contracts for machinery made to a special order and which bonds are classified as Class A or Class A-1 in the Contract section of the Surety Association of America manual, or in connection with contracts for the supply of goods or services, the greater of: (a) the total aggregate line of authority issued by the Company and outstanding at the time a bond is executed which includes co-surety/shared account


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
               arrangements, or (b) the total aggregate of bond penalties for all bonds, including bid bonds, known to the Company as outstanding at the time a bond is executed, including co-surety/shared account arrangements.

     I. "Ultimate Net Loss" shall mean all loss and allocated expense payments made by the Company in the investigation, defense, settlement, or mitigation of claims or potential claims (including the prevention of defaults) on the surety business of the Company and in the recovery or attempted recovery of such payments, plus 90% extra contractual obligations, if any, as defined herein, less salvage and subrogation recoveries and less amounts due from reinsurance which inures to the benefit of this Agreement, whether collectible or not. Office expenses and salaries of employees of the Company or any subsidiary or related or wholly owned company of the Company are not allocated expense payments. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the Insolvency Article.

                                   ARTICLE VI

RETENTION AND LIMIT

     No claim shall be made hereunder unless the Company has first sustained an ultimate net loss in excess of $12,000,000 each principal. The Reinsurer shall then be liable for the amount of ultimate net loss in excess of $12,000,000 each principal. The limit of liability to the Reinsurer shall not exceed $3,000,000 ultimate net loss, each principal.

                                   ARTICLE VII

REINSTATEMENTS

     The Reinsurer agrees that in the event of the whole or any portion of the liability hereunder being exhausted by an ultimate net loss, each principal, the amount so exhausted shall be automatically reinstated from the time of discovery of such loss, provided always that the Reinsurer's liability hereon shall not exceed $3,000,000 in respect of any one ultimate net loss, each principal, nor more than $12,000,000 for all ultimate net losses during the term of this Agreement, subject to the provisions of the Warranties Article.

     For the first reinstatement hereunder, the Company shall pay an additional premium calculated at pro rata of the amount reinstated applied to $1,500,000. As respects the second reinstatement hereunder, the Company shall pay an additional premium calculated at pro rata of the amount reinstated applied to $2,500,000. For the third and final reinstatement hereunder the Company shall pay an additional premium calculated at pro rata of the amount reinstated applied to $2,500,000.


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
                                  ARTICLE VIII

NET RETAINED LINES

     This Agreement applies to only that portion of any insurance or reinsurance which the Company retains net for its own account, prior to the deduction of any underlying reinsurance and in calculating the amount of loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss in respect of that portion of any insurance or reinsurance which the Company retains net for its own account prior to deduction of any underlying reinsurance, shall be included. The amount of the Reinsurer's liability hereunder shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise.

                                   ARTICLE IX

PREMIUM

     Upon execution of this Agreement by both parties hereto the Company shall pay to the Reinsurer $300,000 which shall be considered fully earned when received by the Reinsurer.

     If the Company makes a claim to the Reinsurer hereunder, at the time the Reinsurer pays the Company for that loss, the Company shall pay the Reinsurer an additional premium of fifty percent of the amount of the paid loss. For the avoidance of doubt, the additional premium described in this paragraph of
Article IX - Premium shall not apply to the Company as respects any payments that may be made hereunder by the Reinsurer under the reinstatement provisions in Article VII - Reinstatements.

                                    ARTICLE X

OTHER REINSURANCE

     The Company agrees to notify the Reinsurer in writing as soon as practical of any other reinsurance covering business which is subject to this Agreement. The Company shall notify the Reinsurer of any changes in treaty share reinsurance arrangements as soon as practical.

                                   ARTICLE XI

EXTRA CONTRACTUAL OBLIGATIONS

     A. This Agreement shall indemnify the Company, within the limits of this Agreement, for extra contractual obligations awarded by a court of competent jurisdiction against the Company arising from the surety business reinsured hereunder. Such extra contractual obligation shall be


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
          added to the amount of the loss within the Company's bond limit and the sum thereof shall be considered one loss subject to the exclusions and limitations set forth in this Agreement.

     B. "Extra contractual obligations" are defined as those damages for which the Company is liable to pay that are not covered under any other provision of this Agreement including but not limited to compensatory, punitive damages and related expenses that are assessed against the Company because of alleged or actual bad faith or negligence on its part in the handling of any claim on the business reinsured hereunder brought by any principal, indemnitor, obligee or claimant (hereinafter referred to in this definition as "Principal") for which a contractual loss has been incurred by the Company.

     C. The date on which an extra contractual obligation is incurred by the Company shall be deemed, in all circumstances, to be the date such extra contractual obligation claim combined with the underlying contractual claim meets the definition of loss discovered, as defined herein; it being understood that such extra contractual obligation claim is directly related to an underlying contractual claim. For the purposes of this Article, "underlying contractual claim" shall mean any claim made on business covered hereunder and for which a loss has been incurred by the Company.

     D. However, coverage hereunder as respects extra contractual obligations shall not apply where the loss has been incurred due to the fraud of a member of the board of directors or a corporate officer of the Company or a Company employee with claim settlement authority acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any surety claim covered hereunder nor shall it apply to non-claim related expenses.

     E. Recoveries, collectibles or retention from any other form of insurance or reinsurance including, but not limited to, deductibles or self-insured retention which protect the Company against extra contractual obligations shall inure to the benefit of the Reinsurer and shall be deducted from the total amount of extra contractual obligations for purposes of determining the loss hereunder.

     F. If any provisions of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Article or the enforceability of such provision on any other jurisdiction.


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
     G. Extra contractual obligations shall not include losses arising solely out of any non-claim activity including but not limited to underwriting decisions of the Company, engineering or other services provided by the Company.

                                   ARTICLE XII

LOSS NOTICES AND SETTLEMENTS

     The Company shall provide the Reinsurer with written notice of all gross incurred losses of $5,000,000 or more within 60 calendar days of establishing a reserve or making a payment, or, that in the opinion of the Company, may involve the Reinsurer under this Agreement, and of all subsequent developments pertaining thereto that may materially affect the Reinsurer as well. Inadvertent omission in dispatching the aforementioned notices shall in no way affect the obligation of the Reinsurer under this Agreement, provided the Company informs the Reinsurer of such omission promptly upon discovery.

     The Company shall have the right to settle all claims under its bonds, to make any loan or advance, which amount shall be deemed a loss hereunder, or to guarantee a loan or advance made by others to either the principal on such bond or in any other manner it shall so desire. The settlements, provided they are within the terms of this Agreement, shall be unconditionally binding on the Reinsurer. Amounts due the Company hereunder in the settlement of losses and loss expenses shall be payable by the Reinsurer immediately upon provision by the Company of the documented settlement and/or loss amounts and expenses subject to this Agreement.

     All salvages, recoveries or reimbursements, after deduction of expenses applicable thereto, recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.

                                  ARTICLE XIII

OFFSET

     The Company and the Reinsurer hereunder shall be entitled to deduct from amounts due the other party under this Agreement any amounts due itself from the other party under this Agreement.

                                   ARTICLE XIV

SALVAGE AND SUBROGATION

     Unless the Company and the Reinsurer agree to the contrary, the Company shall enforce its right to salvage and/or subrogation and shall prosecute all claims arising out of


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
such right to recover its loss from an obligee, indemnitor, or any other party who caused or contributed to its loss or part thereof. Amounts recovered from salvage and/or subrogation shall always be used to reimburse the excess reinsurers (including the Company, should it carry a portion of excess coverage net) in the reverse order of the participation in the loss before being used in any way to reimburse the Company for the loss within its primary retention hereunder.

     If the amount recovered from salvage and/or subrogation exceeds the recovery expense, the recovery expense shall be borne by each party in proportion to its benefits from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) shall be applied to the reimbursement of recovery expense and the remaining expense as well as any originally incurred loss expense shall be added to the ultimate net loss.

                                   ARTICLE XV

WARRANTIES

     The Company warrants that:

     A. As respects Commercial Surety business, for any new commercial accounts written on and after January 1, 2002, or in force commercial accounts written with a limit of $25,000,000 or less and covered under this Agreement, the maximum limit, per commercial account, shall be no greater than $25,000,000.

          The Company also warrants a maximum limit of liability of $25,000,000 as respects in force commercial accounts with a limit of $25,000,000 or less, which are renewed on and after January 1, 2002.

          The Company warrants that, with respect to "renewed and in force commercial accounts with an aggregate limit in excess of $25,000,000" covered under this Agreement, the Reinsurer's maximum per principal limit shall not exceed $5,000,000. "Renewed and in force commercial accounts with an aggregate limit in excess of $25,000,000" shall mean any commercial account that, as of January 1, 2002, has an aggregate outstanding bond liability in excess of $25,000,000.

          Should a loss occur on "renewed and in-force commercial accounts with an aggregate limit in excess of $25,000,000" where the Company also writes contract bonds, the amount of loss that shall apply to the aggregate limit of liability for "renewed and in-force commercial accounts with an aggregate limit in excess of $25,000,000" shall be determined by multiplying the ratio of the total commercial losses for the principal divided by the sum of contract and commercial losses for the principal times the total loss for the principal to this Agreement.


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
          It is mutually understood and agreed by and between the Company and the Reinsurer that the limits described in this Warranty A. are not in addition to, but are included within, the limits stated in Retention and Limit Article of this Agreement.

     B. As respects domestic contract surety business (limited to principals domiciled in the United States, Canada, and Puerto Rico covering bond business written for contracts located within these territories and other United States territories and jurisdictions):

          For all new contract surety accounts written on or after January 1, 2002, the Company's maximum Aggregate Bonded Work Program limit shall not exceed $150,000,000 for any one principal, nor shall the Total Industry-wide Aggregate Work Program (bonded and unbonded) exceed $400,000,000 any one principal either as sole Surety account or as a Co-surety/Shared account. In the event that a new contract surety account written on or after January 1, 2002 also contains commercial exposure, the Company warrants that the maximum limit of commercial exposure shall not exceed 12.5% of the overall bonded exposure or $25,000,000, whichever is lesser.

          Effective June 30, 2003, for all contract surety accounts in force prior to January 1, 2002, the Company's maximum Aggregate Bonded Work Program limit shall not exceed $200,000,000 for any one principal, nor shall the Total Industry-wide Aggregate Uncompleted Work Program (bonded and unbonded) exceed $400,000,000 any one principal either as a sole Surety account or as a Co-surety/Shared account.

     C. As respects international contract surety business produced and underwritten by the International Division (limited to principals domiciled in foreign countries except for Canada and Puerto Rico but which may conduct business in the United States):

          1. The Company's maximum bonded aggregate liability on all bonds written in foreign countries shall not exceed $50,000,000 any one principal.

          2. The sum of (a) the Company's portion of the bonded aggregate liability on all bonds written in foreign countries, and (b) the Company's portion of the aggregate bonded liability on all bonds written in the United States shall not exceed $75,000,000 any one principal.

     D. All special acceptances made by reinsurers prior to the inception of this Agreement shall also apply to this Agreement whether or not the Reinsurer participated in the prior years agreements. It is mutually understood and


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
          agreed by and between the Company and the Reinsurer that any special acceptances made by reinsurers who participate in layers of reinsurance contracts above this Agreement shall also apply to this Agreement.

          However, it is mutually understood and agreed by and between the Company and the Reinsurer that any accounts subject to special acceptance as a result of the inclusion of commercial bonds in the definitions of "Aggregate bonded work program" and "Contract Surety business", or in Warranty B with respect to new contract accounts written on or after January 1, 2002, are not covered under this Agreement.

                                   ARTICLE XVI

DELAYS, ERRORS, OR OMISSIONS

     Inadvertent delays, errors, or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability that would have attached had such delay, error, or omission not occurred, provided always that such error or omission is rectified immediately upon discovery.

                                  ARTICLE XVII

ENTIRE AGREEMENT AND MODIFICATION

     This Agreement constitutes the entire agreement between the parties with respect to the business reinsured hereunder and there are no understandings between the parties other than as expressed herein. Any change or modification to this Agreement shall be made by Endorsement to this Agreement, in writing, signed by the parties, and said Endorsement shall form a part of this Agreement.

                                  ARTICLE XVIII

ACCESS TO RECORDS

     Upon reasonable notice, the Reinsurer, or its designated representative, shall have access at any reasonable time to inspect and audit the books and records of the Company which pertain in any way to this Agreement and it may make copies of any records pertaining thereto, at its own expense. This right of inspection, audit and information shall survive expiration of this Agreement and shall run to the natural expiration of all liabilities reinsured hereunder.


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
                                   ARTICLE XIX

CONFIDENTIALITY

     The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement, execution, or performance of this Agreement (hereinafter called the "Confidential Information") are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show: (i) is publicly known or has become publicly known through no unauthorized act of the Reinsurer,
(ii) has been rightfully received from a third person without obligation of confidentiality, or (iii) was known by the Reinsurer prior to the placement of this Agreement without an obligation of confidentiality.

     The Reinsurer agrees not to disclose any Confidential Information; however, this provision shall not apply to disclosures made by the Reinsurer, in the ordinary course of business, to its retrocessionaires, auditors, accountants, or regulatory agencies, arbitration panels or courts of law.

                                   ARTICLE XX

INSOLVENCY

     (If more than one reinsured Company is referenced in the Preamble to this Agreement, this Article shall apply severally to each such Company.)

     In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.


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
     As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, except as provided by Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law or except (1) where the Agreement specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, have assumed such bond or policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such bond or policy.

                                   ARTICLE XXI

ARBITRATION

     As a precedent to any right of action hereunder, if any dispute shall arise between the parties to this Agreement with reference to the interpretation of this Agreement or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Agreement, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within 30 days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within 30 days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All arbitrators shall be active or retired disinterested, impartial officers of insurance or reinsurance companies or Underwriters at Lloyd's, London not under the control of either party to this Agreement.

     The arbitrators shall interpret this Agreement as an honorable engagement and not as merely a legal obligation. They are relieved of all judicial formalities and may abstain from following the strict rules of law. They shall make their award with a view to effecting the general purpose of this Agreement in a reasonable manner rather than in accordance with a literal interpretation of the language. Each party shall submit its case to its arbitrator within thirty days of the appointment of the third arbitrator.

     The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration. The arbitrators are prohibited from awarding punitive, exemplary and/or treble damages of whatever nature in connection with any arbitration proceeding concerning this Agreement.


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
     Said arbitration shall take place in Chicago, Illinois unless some other place is mutually agreed upon by the parties to this Agreement.

                                  ARTICLE XXII
TAXES

     The Company shall pay all taxes on premiums reported to the Reinsurer on this Agreement.

                                  ARTICLE XXIII

FEDERAL EXCISE TAX

     (This Article applies to reinsurers domiciled outside the United States of America, excepting Underwriting Members of Lloyd's, London and other reinsurers exempt from Federal Excise Tax.)

     The Reinsurer shall allow for the purpose of paying Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Service Code) to the extent such premium is subject to such tax. In the event of any return of premium, the Reinsurer shall deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.

                                  ARTICLE XXIV

CURRENCY

     Wherever the word "Dollars" and the sign "$" appear in this Agreement, they shall be construed to mean United States Dollars, except in those cases where the policies are issued by the Company in Canadian Dollars, in which case they shall mean Canadian Dollars.

     In the event of the Company being involved in a loss requiring payment in United States and Canadian Currency, the Company's retention and the amount recoverable hereunder shall be apportioned to the two currencies in the same proportion as the amount of ultimate net loss in each currency bears to the total amount of ultimate net loss paid by the Company.

     For purposes of this Agreement, where the Company receives premiums or pays losses in currencies other than United States or Canadian Currency, such premiums and losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums and losses are entered in the Company's books.


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
                                   ARTICLE XXV

AGENCY

     For purposes of sending and receiving notices and payments required by this Agreement, the reinsured company that is set forth first in the definition of "Company" in the Preamble to this Agreement shall be deemed the agent of all other reinsured companies referenced in the Preamble. In no event, however, shall any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.

                                  ARTICLE XXVI

NOTICES

Any notice relating to this Agreement shall be in writing and shall be sufficiently given if delivered by hand, certified mail, or via nationally recognized overnight courier to the Reinsurer at the following address:

     Continental Casualty Company
     Attn.: Chief Financial Officer
     333 South Wabash Avenue
     Chicago, IL 60604

and to the Company at the following address:

     Western Surety Company
     Attn.: Chief Executive Officer
     Sioux Falls, South Dakota  57117-5077

                                  ARTICLE XXVII

CHOICE OF LAW

     This Agreement, including all matters relating to formation, validity and performance thereof, shall be interpreted in accordance with the law of the State of Illinois.

                                 ARTICLE XXVIII

SPECIAL PROVISION

At any time subsequent to the inception of this Agreement:

A. should the ownership, control or management of the Company or the Reinsurer be altered or changed, in whole or in part, in such a way that receipt or payment of funds


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
     or any other contemplated transaction under this Agreement would be prohibited by United States of America statute, regulation and/or other applicable law, or

B. should the Company or the Reinsurer become subject to restrictions imposed by the United States government, so that receipt or payment of funds or any other contemplated transaction under this Agreement would be prohibited by United States of America statute, regulation and/or other applicable law, the Company or the Reinsurer must immediately notify the other party of same in writing via certified, registered, or internationally recognized overnight courier service, and the obligation to pay or receive funds or otherwise perform under this Agreement shall be suspended until such time as the Company or the Reinsurer are authorized by applicable law, regulation, or license to perform under this Agreement.

IN WITNESS WHEREOF the parties acknowledge that no intermediary is involved in or brought about this transaction, and the parties hereto, by their authorized representatives, have executed this Agreement:

on this       day of           2003

WESTERN SURETY COMPANY

By:
    ------------------------------------

Name:
      ----------------------------------

Title:
       ---------------------------------

and on this        day of           2003

UNIVERSAL SURETY OF AMERICA

By:
    ------------------------------------

Name:
      ----------------------------------

Title:
       ---------------------------------

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
and on this        day of           2003

SURETY BONDING COMPANY OF AMERICA

By:
    ------------------------------------

Name:
      ----------------------------------

Title:
       ---------------------------------

and on this        day of           2003

CONTINENTAL CASUALTY COMPANY

By:
    ------------------------------------

Name:
      ----------------------------------

Title:
       ---------------------------------

Effective: 10/1/03
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